TO BUSINESS EDITOR:

   Jones Lang LaSalle Reports Record Second Quarter 2007; Net Income of $77.9
                            Million, $2.32 Per Share

      CHICAGO, July 24 /PRNewswire-FirstCall/ -- Jones Lang LaSalle Incorporated (NYSE: JLL), the leading integrated global real estate services and money management firm, today reported for the quarter ended June 30, 2007 record net income of $77.9 million, or $2.32 per diluted share of common stock, and net income of $105.2 million, or $3.12 per share, for year-to-date 2007. In 2006, net income for the second quarter was $65.7 million, or $1.94 per share, with year-to-date net income of $70.3 million, or $2.08 per share. Revenue for the second quarter of 2007 was $676 million, an increase of 33 percent compared with 2006, and $1.2 billion for the first half of the year, an increase of 38 percent over the prior year. Operating income for the second quarter of 2007 increased 20 percent to $101.0 million from $84.3 million a year ago, and on a year-to-date basis increased 48 percent to $137.4 million. Included in the 2007 second quarter results was a significant transaction advisory fee earned in the Asia Pacific Hotels business. The 2006 second quarter results included a $109.5 million incentive fee earned by the firm's money management business, LaSalle Investment Management.

      Positive returns from strategic investments made in 2005 and 2006 and continued favorable market conditions, together with size and timing of transactions, led to strong operating performance from all segments. The Asia Pacific region had the strongest revenue and operating income growth driven by the significant hotel transaction advisory fee. The Americas and EMEA regions continued to deliver solid growth and LaSalle Investment Management generated healthy increases in advisory fee revenue earned from assets under management along with significant incentive fees from performance for clients.

      Second Quarter 2007 Highlights:
      --    Revenue increased 33 percent to $676 million
      --    Operating income increased 20 percent to $101 million
      --    Asia Pacific Hotels business earned significant advisory fee

      "The impressive second quarter performance in all our businesses and geographies, together with our strong first quarter, puts us in an excellent position for the second half," said Colin Dyer, Chief Executive Officer of Jones Lang LaSalle. "To build additional momentum, we continue to invest in our operations, and to deepen and strengthen our service delivery to clients," Dyer added.

      Operating expenses were $575 million for the second quarter of 2007, an increase of 35 percent, and $1.0 billion on a year-to-date basis, a 36 percent increase. Continued additions to capital markets and leasing teams, additional client-service staff, and the expansion of offices contributed to increased operating expenses. Higher incentive compensation costs related to the strong revenue and profit performance also resulted in an increase to operating expenses.

      Business Segment Second Quarter Performance Highlights

      Investor and Occupier Services

      -- In the Americas region, revenue for the second quarter of 2007 was $179 million, an increase of 33 percent over the prior year. The year-to-date revenue was $327 million, an increase of 32 percent over the same period in 2006. Revenue growth in the second quarter was driven both by Management Services, which grew 33 percent, and Transaction Services, which grew 28 percent. On a year-to-date basis, Management Services and Transaction Services revenue increased 24 and 37 percent, respectively, over the prior year.

      The current quarter's revenue growth benefited from an increased number of large transactions in both local markets and Capital Markets. Second quarter Capital Markets revenue increased 69 percent over the prior year, reflecting the successful investments made over the past two years. Higher volumes in the project and development service business also contributed to the growth.

      Total operating expenses for the quarter and year to date increased 26 and 25 percent, respectively, over the prior year due to the addition of a significant number of staff and higher incentive compensation expenses driven by growth in both revenue-generating activities and profit performance.

      -- EMEA's second quarter revenue was $197 million, an increase of 45 percent, and $374 million for the first half of the year, an increase of 56 percent over 2006, with robust growth across all businesses. Transaction Services revenue grew 45 percent for the quarter and 59 percent year to date over the prior year, while Management Services revenue grew approximately 55 percent for both the second quarter and first half of the year.

      Transaction Services revenue benefited from Capital Markets, which increased 45 and 77 percent for the quarter and first half of the year, respectively, driven by increased market share and continued favorable market activity. Agency Leasing revenue increased 36 percent for the quarter and 30 percent for the first half of the year. Advisory Services revenue, which increased 95 percent for the quarter and 84 percent for the first half of the year over 2006, contributed to the growth in Management Services.

      Geographically, England and Russia contributed to the region's growth for both the quarter and year to date. England's revenue increased 55 and 40 percent for the second quarter and first half of the year, respectively, compared with 2006, benefiting from the investments made in 2006 and healthy growth in Management Services. Russia's revenue nearly tripled for both the quarter and first half of the year over the prior year driven by the increased volume of valuations completed. Revenue in Germany more than doubled over the prior year on a year-to-date basis with all other countries providing solid year-over-year revenue growth.

      Two strategic acquisitions were completed during the second quarter of 2007. The firm joined forces with Troostwijk Makelaars, one of the leading and fastest growing independent property advisors in the Netherlands, and the English business expanded its operations with the acquisition of KHK Group, a national 54-person project and development services business.

      Operating expenses in 2007 increased by 39 percent for the second quarter of 2007 compared with the prior year, and increased 44 percent for the first half of the year. The increase was primarily due to acquisitions, staff additions to service clients and grow market share, and increased incentive compensation resulting from improved revenue and profit performance.

      -- Revenue for the Asia Pacific region was $211 million for the second quarter, and $298 million for the first half of 2007, a significant increase over the prior year. The growth was driven by the Asia Pacific Hotels business recognizing a transaction advisory fee on the sale of an All Nippon Airways (ANA) portfolio of 13 Japanese assets. This transaction was the latest phase of a long-established global relationship with this client and followed the firm's advisory role in the innovative ANA-InterContinental Hotels Group joint venture in 2006.

      The region accelerated its momentum with healthy top-line growth in both Transaction and Management Services revenue. Geographically, the second quarter revenue contributions came equally from growth markets (India, Japan, China and Korea) and core markets (Hong Kong, Singapore and Australia). Revenue from the growth markets more than doubled, led by Japan and India, while revenue for the core markets increased 45 percent, led by Singapore and Australia. On a year-to-date basis, revenue from the growth markets was up over 100 percent and core markets' revenue increased 34 percent compared with the same period in 2006.

      Operating expenses for the region increased as a result of higher incentive compensation driven by the Hotels fee and continued expansion of the operating platform.

      LaSalle Investment Management

      LaSalle Investment Management's revenue for the second quarter of 2007 was $95 million and $174 million for the first half of 2007. Excluding the revenue impact of the $109.5 million incentive fee recognized in the second quarter of 2006, revenue for the second quarter of 2007 increased 51 percent, while for the first half of the year revenue increased 39 percent. The growth of annuity-based revenue remained strong, with advisory fees of $54 million for the second quarter of 2007, compared with $43 million in 2006, an increase of 26 percent over the prior year and an increase of 33 percent, to $108 million, on a year-to-date basis. The growth in the annuity revenue was driven by a continued healthy increase in assets under management, which were nearly $46 billion at the end of the second quarter of 2007, an increase of 26 percent over the prior year.

      Incentive fees were $29.8 million for the second quarter of 2007, and $51.7 million for the first half of 2007, as the firm liquidates its maturing funds. The firm continues to build a portfolio capable of producing incentive fees on a recurring basis. Incentive fees vary significantly from period to period due to both the performance of the underlying investments and the contractual timing of the measurement periods for clients.

      LaSalle Investment Management raised over $2.8 billion of equity during the second quarter of 2007. Global securities mandates accounted for approximately 50 percent of the year-to-date capital raise of $4.2 billion. Investments made on behalf of clients in the second quarter of 2007 were $2.1 billion, bringing the total investments to $3.4 billion on a year-to-date basis.

      Summary

      The firm's aggressive investments made over the last two years to expand market share and client wins, together with its strategic acquisitions, are contributing to the positive results. The globally diverse business platform and service lines, along with the continued overall strength of the global real estate markets, have positioned the firm to expect solid performance from all businesses for the remainder of the year.

      About Jones Lang LaSalle

      Jones Lang LaSalle (NYSE: JLL), the only real estate money management and services firm named to FORTUNE magazine's "100 Best Companies to Work For" and Forbes magazine's "400 Best Big Companies," has approximately 160 offices worldwide and operates in more than 450 cities in over 50 countries. With 2006 revenue of over $2.0 billion, the company provides comprehensive integrated real estate and investment management expertise on a local, regional and global level to owner, occupier and investor clients. Jones Lang LaSalle is an industry leader in property and corporate facility management services, with a portfolio of over 1.1 billion square feet worldwide. In 2006, the firm completed capital markets sales and acquisitions, debt financing, and equity placements on assets and portfolios valued at $70.9 billion. LaSalle Investment Management, the company's investment management business, is one of the world's largest and most diverse real estate money management firms, with approximately $45.8 billion of assets under management. For further information, please visit our Web site, http://www.joneslanglasalle.com.

      Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2006 and in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle's expectations or results, or any change in events.

      Conference Call

      The firm will conduct a conference call for shareholders, analysts and investment professionals on Wednesday, July 25 at 9:00 a.m. Eastern.

      As additional information, please note that, shortly following the public dissemination of our Second Quarter Earnings Release, at approximately 4:30 p.m. Eastern (or soon thereafter) on Tuesday, July 24th, Colin Dyer, Chief Executive Officer of Jones Lang LaSalle, is currently scheduled to appear as a special guest on Bloomberg (U.S.) Television's "Final Word" program. On the program, Mr. Dyer will review company performance and discuss industry trends. A link to the program will be available on Jones Lang LaSalle's Web site at http://www.joneslanglasalle.com/en-gb/investor+relations/ approximately two hours after the program airs.

      To participate in the teleconference on July 25 at 9 a.m. Eastern, please dial into one of the following phone numbers five to ten minutes before the start time.

    -- U.S. callers:              +1 877 809 9540
    -- International callers:     +1 706 679 7364
    -- Pass code:                 7021951


      Replay Information Available: (11:00 a.m. EDT) Wednesday, July 25 through Midnight EDT August 1 at the following numbers:

    -- U.S. callers:              +1 800 642 1687
    -- International callers:     +1 706 645 9291
    -- Pass code:                 7021951


      Live webcast

      Follow these steps to listen to the webcast:

      1.    You must have a minimum 14.4 Kbps Internet connection
      2. Log on to http://www.videonewswire.com/event.asp?id=41114 and follow instructions
      3. Download free Windows Media Player software: (link located under registration form)
      4. If you experience problems listening, send an e-mail to webcastsupport@tfprn.com

      This information is also available on the company's Web site at http://www.joneslanglasalle.com

      If you have any questions, call Yvonne Peterson of Jones Lang LaSalle's Investor Relations department at +1 312 228 2919.

                         JONES LANG LASALLE INCORPORATED
                       Consolidated Statements of Earnings
            For the Three and Six Months Ended June 30, 2007 and 2006
                        (in thousands, except share data)
                                   (Unaudited)


                                Three Months Ended            Six Months Ended
                                   June 30,                       June 30,
                              2007           2006            2007           2006

Revenue                 $    676,086   $    509,789    $  1,166,139    $    846,887

Operating expenses:
  Compensation and
   benefits                  436,265        318,369         761,922         549,615
  Operating,
   administrative
   and other                 126,517         96,894         242,253         184,557
  Depreciation and
   amortization               12,309         10,378          24,935          20,354
  Restructuring
   credits                        --           (169)           (411)           (670)

    Total operating
     expenses                575,091        425,472       1,028,699         753,856

    Operating income         100,995         84,317         137,440          93,031

Interest expense,
 net of interest
 income                        3,830          4,478           5,668           7,687
Gain on sale of
 investments                   3,703             --           6,129              --

Equity in earnings
 from unconsolidated
 ventures                      6,368          9,593           6,502           8,649

Income before
 provision for income
 taxes                       107,236         89,432         144,403          93,993
Provision for income
 taxes                        28,632         23,216          38,556          24,397

Net income before
 cumulative effect of
 accounting change            78,604         66,216         105,847          69,596
Cumulative effect of
 change in accounting
 principle                        --             --              --           1,180
Net income              $     78,604   $     66,216    $    105,847    $     70,776


Net income available
 to common
 shareholders           $     77,932   $     65,694    $    105,175    $     70,254

Basic earnings per
 common share           $       2.45   $       2.07    $       3.30    $       2.22

Basic weighted
 average shares
 outstanding              31,828,364     31,688,327      31,878,811      31,600,591

Diluted earnings per
 common share           $       2.32   $       1.94    $       3.12    $       2.08

Diluted weighted
 average shares
 outstanding              33,655,359     33,821,945      33,664,471      33,796,465

EBITDA                  $    123,375   $    104,288    $    175,006    $    123,214

    Please reference attached financial statement notes.

                         JONES LANG LASALLE INCORPORATED
                            Segment Operating Results
            For the Three and Six Months Ended June 30, 2007 and 2006
                                 (in thousands)
                                   (Unaudited)


                                Three Months Ended              Six Months Ended
                                       June 30,                     June 30,
                                2007            2006          2007            2006

    INVESTOR & OCCUPIER
     SERVICES
      AMERICAS
        Revenue:
     Transaction services   $    85,070    $    66,535    $   157,759    $   114,747
     Management services         86,021         64,801        156,952        127,062
     Equity earnings                270            135            420            284
     Other services               7,638          2,891         12,134          5,432
                                178,999        134,362        327,265        247,525

    Operating expenses:
     Compensation,
      operating and
      administrative            153,792        121,332        289,675        229,936
     Depreciation and
      amortization                6,084          5,281         12,006         10,583
                                159,876        126,613        301,681        240,519

     Operating income       $    19,123    $     7,749    $    25,584    $     7,006


  EMEA
    Revenue:
     Transaction services   $   157,903    $   109,110    $   300,041    $   188,485
     Management services         35,181         22,561         67,264         43,782
     Equity earnings
      (loss)                        172            (85)          (195)          (305)
     Other services               3,730          4,396          6,767          7,365
                                196,986        135,982        373,877        239,327

    Operating expenses:
     Compensation,
      operating and
      administrative            177,830        127,877        335,555        233,596
     Depreciation and
      amortization                3,931          2,840          8,447          5,348
                                181,761        130,717        344,002        238,944

     Operating income       $    15,225    $     5,265    $    29,875    $       383


  ASIA PACIFIC
    Revenue:
     Transaction services   $   162,312    $    45,189    $   201,908    $    73,837
     Management services         47,018         28,041         92,077         55,881
     Equity earnings                210          1,633            231          1,850
     Other services               1,691          1,529          3,410          2,697
                                211,231         76,392        297,626        134,265

    Operating expenses:
     Compensation,
      operating and
      administrative            165,194         71,556        252,715        128,301
     Depreciation and
      amortization                1,857          1,938          3,630          3,760
                                167,051         73,494        256,345        132,061

     Operating income       $    44,180    $     2,898    $    41,281    $     2,204

LASALLE INVESTMENT
 MANAGEMENT
    Revenue:
     Transaction services   $     5,411    $     3,886    $     7,930    $    14,936
     Advisory fees               54,295         43,084        108,214         81,353
     Incentive fees              29,817        117,766         51,683        131,310
     Equity earnings              5,716          7,910          6,046          6,820
                                 95,239        172,646        173,873        234,419

    Operating expenses:
     Compensation,
      operating and
      administrative             65,966         94,498        126,230        142,339
     Depreciation and
      amortization                  437            319            852            663
                                 66,403         94,817        127,082        143,002
     Operating income       $    28,836    $    77,829    $    46,791    $    91,417

     Total segment
      revenue                   682,454        519,382      1,172,641        855,536
     Reclassification
      of equity earnings         (6,368)        (9,593)        (6,502)        (8,649)
       Total revenue        $   676,086    $   509,789    $ 1,166,139    $   846,887

       Total segment
        operating
        expenses            $   575,091    $   425,641    $ 1,029,110    $   754,526

       Operating
        income before
        restructuring
        items               $   100,995    $    84,148    $   137,029    $    92,361

      Please reference attached financial statement notes.

                         JONES LANG LASALLE INCORPORATED
                              Consolidated Balance
                       Sheets June 30, 2007, December 31,
                             2006, and June 30, 2006
                                 (in thousands)


                                               June 30,                       June 30,
                                                 2007       December 31,        2006
                                             (Unaudited)        2006        (Unaudited)

ASSETS
Current assets:
    Cash and cash equivalents                $    37,513         50,612    $    23,879
    Trade receivables, net of
     allowances                                  581,272        630,121        516,669
    Notes and other receivables                   60,408         30,079         24,140
    Prepaid expenses                              30,319         28,040         28,365
    Deferred tax assets                           48,034         49,230         21,836
    Other assets                                  22,346         19,363         14,342
      Total current assets                       779,892        807,445        629,231

    Property and equipment, at cost,
     less accumulated depreciation               146,926        120,376         98,507
    Goodwill, with indefinite useful
     lives, at cost, less accumulated
     amortization                                580,237        520,478        500,342
    Identified intangibles, with finite
     useful lives, at cost, less
     accumulated amortization                     38,822         37,583         41,412
    Investments in real estate ventures          130,698        131,789        114,035
    Long-term receivables                         30,744         29,781         25,726
    Deferred tax assets                           40,967         37,465         72,651
    Other assets                                  47,607         45,031         26,330
                                             $ 1,795,893    $ 1,729,948    $ 1,508,234

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued
     liabilities                             $   192,377    $   221,356    $   143,660
    Accrued compensation                         365,679        514,586        245,268
    Short-term borrowings                         30,239         17,738         15,192
    Deferred tax liabilities                       2,027          1,426          2,993
    Deferred income                               22,796         31,896         29,939
    Other liabilities                             39,593         43,444         34,933
      Total current liabilities                  652,711        830,446        471,985

Long-term liabilities:
    Credit facilities                            117,710         32,398        284,955
    Deferred tax liabilities                       1,289            648          2,910
    Deferred compensation                         47,267         30,668         22,219
    Minimum pension liability                     20,152         19,252         17,457
    Deferred business acquisition
     obligations                                  45,439         34,178         32,854
    Other liabilities                             41,266         31,978         30,242
      Total liabilities                          925,834        979,568        862,622

Shareholders' equity:
    Common stock, $.01 par value per
     share, 100,000,000 shares authorized;
     36,821,901, 36,592,864 and
     35,841,474 shares issued and
     outstanding as of June 30, 2007,
     December 31, 2006, and
     June 30, 2006,
     respectively                                    368            366            358
    Additional paid-in capital                   706,050        676,270        643,878
    Retained earnings                            349,705        255,914        162,282
    Stock held by subsidiary                    (219,359)      (197,543)      (153,026)
    Stock held in trust                           (1,427)        (1,427)          (935)
    Accumulated other comprehensive
     income (loss)                                34,722         16,800         (6,945)
      Total shareholders' equity                 870,059        750,380        645,612
                                              $1,795,893     $1,729,948     $1,508,234

Please reference attached financial statement notes

                         JONES LANG LASALLE INCORPORATED
                Summarized Consolidated Statements of Cash Flows
                 For the Six Months Ended June 30, 2007 and 2006
                                 (in thousands)
                                   (Unaudited)

                                                    Six Months Ended June 30,
                                                       2007            2006

Cash provided by earnings                            $ 157,635     $ 115,788

Cash used in working capital                          (137,332)     (147,829)

Cash provided by (used in) operating
 activities                                             20,303       (32,041)

Cash used in investing activities                     (108,681)     (223,011)

Cash provided by financing activities                   75,279       250,273

  Net decrease in cash and cash equivalents            (13,099)       (4,779)

Cash and cash equivalents, beginning of
 period                                                 50,612        28,658

Cash and cash equivalents, end of period             $  37,513     $  23,879

Please reference attached financial statement notes

                         JONES LANG LASALLE INCORPORATED
                            Financial Statement Notes

1. EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization. Although EBITDA is a non-GAAP financial measure, it is used extensively by management and is useful to investors as one of the primary metrics for evaluating operating performance and liquidity. The firm believes that an increase in EBITDA is an indicator of improved ability to service existing debt, to sustain potential future increases in debt and to satisfy capital requirements. EBITDA is also used in the calculations of certain covenants related to the firm's revolving credit facility. However, EBITDA should not be considered as an alternative either to net income or net cash provided by operating activities, both of which are determined in accordance with GAAP. Because EBITDA is not calculated under GAAP, the firm's EBITDA may not be comparable to similarly titled measures used by other companies.

      Below is a reconciliation of net income to EBITDA (in thousands):



                                     Three Months Ended        Six Months Ended
                                          June 30,                  June 30,
                                      2007         2006       2007        2006

Net income                          $ 78,604    $ 66,216    $105,847    $ 70,776
Add:
Interest expense,
net of interest income                 3,830       4,478       5,668       7,687
Provision for income
 taxes                                28,632      23,216      38,556      24,397
Depreciation and
 amortization                         12,309      10,378      24,935      20,354
EBITDA                              $123,375    $104,288    $175,006    $123,214


      Below is a reconciliation of net cash provided by operating activities, the most comparable cash flow measure on the consolidated statements of cash flows, to EBITDA (in thousands):



                                  Three Months Ended          Six Months Ended
                                       June 30,                     June 30,
                                    2007         2006         2007        2006

Net cash provided by
 (used in) operating
 activities                      $ 202,720    $  54,945   $  20,303   $ (32,041)
Add:
Interest expense, net
 of interest income                  3,830        4,478       5,668       7,687
Change in working
 capital and non-cash
 expenses                         (111,807)      21,649     110,479     123,171
Provision for income
 taxes                              28,632       23,216      38,556      24,397
EBITDA                           $ 123,375    $ 104,288   $ 175,006   $ 123,214



2. Net debt represents the aggregate of Short-Term Borrowings and Credit Facilities, less Cash and Cash Equivalents.

3. For purposes of segment operating results, the allocation of restructuring charges to our segments has been determined to not be meaningful to investors. Additionally, the performance of segment results has been evaluated without these charges being allocated.

4. The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, to be filed with the Securities and Exchange Commission shortly.

5. Earnings per common share is calculated by dividing net income available to common shareholders by weighted average shares outstanding.


                                     Three Months Ended       Six Months Ended
                                          June 30,               June 30,
                                      2007        2006       2007         2006
Net income before
 cumulative effect of
 change in accounting
 principle                          $ 78,604    $ 66,216    $105,847    $ 69,596
Cumulative effect of
 change in accounting
 principle                                --          --          --       1,180

Net income                            78,604      66,216     105,847      70,776

Dividends on unvested
 common stock                            672         522         672         522
Net income available to
 common shareholders                $ 77,932    $ 65,694    $105,175    $ 70,254


Basic weighted average
 shares outstanding               31,828,364  31,688,327  31,878,811  31,600,591

Basic income per common
 share before
 cumulative effect of
 change in accounting
 principle and
 dividends on unvested
 common stock                       $   2.47    $   2.09    $   3.32    $   2.20
Cumulative effect of
 change in accounting
 principle                                --          --          --        0.04
Dividends on unvested
 common stock                           0.02        0.02        0.02        0.02
Basic earnings per
 common share                       $   2.45    $   2.07    $   3.30    $   2.22


Diluted weighted
 average shares
 outstanding                      33,655,359  33,821,945  33,664,471  33,796,465

Diluted income per
 common share before
 cumulative effect of
 change in accounting
 principle and
 dividends on unvested
 common stock                       $   2.34    $   1.96    $   3.14    $   2.06
Cumulative effect of
 change in accounting
 principle                                --          --          --        0.03
Dividends on unvested
 common stock                           0.02        0.02        0.02        0.01
Diluted earnings per
 common share                       $   2.32    $   1.94    $   3.12    $   2.08


6.    Europe, Middle East, Africa - EMEA; previously referred to as Europe.


SOURCE  Jones Lang LaSalle Incorporated
    -0-                             07/24/2007
    /CONTACT:  Lauralee E. Martin, Chief Operating and Financial Officer of
     Jones Lang LaSalle Incorporated, +1-312-228-2073 /
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.joneslanglasalle.com /
    (JLL)